UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 29, 2009
SCM Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue,
Santa Ana, California		92705

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 250-8888
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 4, 2010, SCM Microsystems, Inc., a Delaware corporation (“SCM” or the “Company”) completed its previously announced acquisition (the “Business Combination”) of Bluehill ID AG, a stock corporation incorporated in Switzerland (“Bluehill ID”), in accordance with the Business Combination Agreement between SCM and Bluehill ID, dated as of September 20, 2009, as amended (the “Business Combination Agreement”).
     Under the terms of the Business Combination Agreement, SCM made an offer to the Bluehill ID shareholders to acquire all of the Bluehill ID shares and issued 0.52 new shares of SCM’s common stock for every one share of Bluehill ID tendered. Approximately 29,422,714, or 92% of Bluehill ID shares outstanding were tendered in the offer and exchanged for a total of approximately 15,299,797 new shares of SCM common stock. Following the close of the transaction, approximately 38% of the outstanding shares of SCM are now held by former Bluehill ID shareholders. The issuance of the shares of SCM common stock to the former shareholders of Bluehill ID was approved by the stockholders of SCM at a special meeting held on December 18, 2009 and the transfer of the new shares is expected to be initiated by SCM on January 7, 2009.
     The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which was filed by SCM as Exhibit 2.1 to its Current Report on Form 8-K filed on September 21, 2009 and is incorporated herein by reference.
     A copy of the press release announcing the closing of the Business Combination is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Item 5.02 Election of Directors; Appointment of Certain Officers
     (b)
     Effective December 29, 2009, Werner Koepf resigned from SCM’s board of directors (the “SCM Board”).
     (c)
     Effective January 4, 2010, Melvin Denton-Thompson has been designated Chief Financial Officer of SCM, replacing Stephan Rohaly, who left the position in September 2009. Denton-Thompson brings 25 years’ international financial management experience in a number of industries, particularly with security companies. He served as CFO and Chief Operating Officer of Bluehill ID since May 2008. Previously, he was CFO and Deputy CEO of the Hospitality division of Assa Abloy, a security solutions firm.
     As disclosed in the Form S-4 Registration Statement filed by SCM with the SEC on October 22, 2009, as amended in an Amendment No. 1 to the Form S-4 filed by SCM with the SEC on November 10, 2009, Bluehill ID, through its wholly-owned subsidiary Bluehill Micro Tech GmbH, entered into an agreement, dated April 29, 2008, with Missions-Cadres SARL to secure the services Mr. Denton-Thompson as Bluehill ID’s Chief Operating Officer and Chief Financial Officer (the “Denton-Thompson Employment Agreement”). The Denton-Thompson Employment Agreement is effective for a three-year term, commencing May 1, 2008, and is renewable at the option of Bluehill ID for an additional 36 months. The agreement may be terminated by either party with or without cause upon six months’ notice.
     Under the Denton-Thompson Employment Agreement, Mr. Denton-Thompson, through Missions-Cadres SARL, is entitled to an annual base salary of €150,000 (approximately $220,805) in cash, payable in monthly installments, and €50,000 (approximately $73,602) in bearer shares in Bluehill ID, which stock will be valued at the time of issuance and subject to a 12-month lockup period from the date of issuance. Mr. Denton-Thompson, through Missions-Cadres SARL, is also entitled to an annual base bonus of up to 100% of the base cash salary amount (Base Bonus), based upon Bluehill ID’s financial performance in

Europe, payable 50% in cash and 50% in bearer shares in Bluehill ID, which stock will be valued at the time of issuance and subject to a 36-month lockup period from the date of issuance. The exact amount of the Base Bonus is subject to determination by the compensation committee of Bluehill ID’s board of directors. Mr. Denton-Thompson, through Missions-Cadres SARL, is also entitled to receive an additional bonus (Peak Bonus) subject to Bluehill ID’s achievement of certain financial goals and share price targets determined by the compensation committee of Bluehill ID’s board of directors, payable in 36-month options, vesting 12 months after issuance, with such options granted under the Bluehill ID Option Plans. The number of shares subject to the option is equal to the total amount of received by Mr. Denton-Thompson, through Missions-Cadres SARL, in cash salary and annual base bonus, calculated in Euros, divided by the price per share at the time of issuance.
     Mr. Denton-Thompson is entitled to costs relating to social, pension and health insurance in France or elsewhere, as well as five weeks of annual vacation.
     The Denton-Thompson Employment Agreement is subject to certain other terms and provision and includes a confidentiality and non-disclosure undertaking, which expires three years after expiration of the term. Following the closing of the transaction, Bluehill ID, SCM and Mr. Denton-Thompson intend to review the terms of Denton-Thompson Employment Agreement to determine whether any changes are necessary in light of the business combination and the role of Mr. Denton-Thompson with the combined companies, including the possibility of entering into an agreement directly with Mr. Denton-Thompson.
     (d)
     On January 4, 2010, Ayman S. Ashour, Chief Executive Officer of Bluehill ID, joined SCM’s board of directors and was named Executive Chairman of the Board. Also on January 4, 2010, Dr. Cornelius Boersch and Daniel S. C. Wenzel, both former directors of Bluehill ID, joined SCM’s board of directors.
     Bluehill ID has granted to BH Capital Management AG, a company controlled and owned by Mr. Ashour and Mountain Partners AG, which is an affiliate of Mr. Wenzel and Dr. Boersch, an option to purchase up to 3,914,790 bearer shares in Bluehill ID at an exercise price of CHF 1.00 per share until June 30, 2014 pursuant to a Call Option Agreement dated September 8, 2009, which were converted at the closing of the transaction into an option to purchase up to 2,035,691 shares of SCM common stock at an exercise price of euro 1.28 per share. Additionally, following the Business Combination, Mr. Ashour beneficially owns, directly or indirectly, approximately 10.8% of the outstanding shares of SCM common stock, Dr. Boersch beneficially owns, directly or indirectly, approximately 23.4% of the outstanding shares of SCM common stock, and Mr. Wenzel beneficially owns, directly or indirectly, approximately 25.2% of the outstanding shares of SCM common stock.
     Mr. Ashour was appointed as a Class II director and his term will expire at the annual meeting of SCM stockholders to be held in 2012. The SCM Board has not yet determined on what committees, if any, Mr. Ashour may serve. Mr. Ashour was appointed to the SCM Board pursuant to the terms of the Business Combination Agreement, which provided that Mr. Ashour would be appointed to the SCM board as [Executive] Chairman immediately following the effective time of the Business Combination. Other than the Business Combination Agreement, there is no arrangement or understanding between Mr. Ashour and any other persons pursuant to which he was selected as a director. There are no transactions, or proposed transactions, to which SCM is or was to be party and in which Mr. Ashour had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K. There are no related party transactions between SCM and Mr. Ashour reportable under Item 404(a) of Regulation S-K. There are no family relationships among Mr. Ashour and any other directors or officers of SCM.

     Bluehill ID, through its wholly-owned subsidiary Bluehill ID Services AG, entered into an employment agreement, dated December 1, 2009, with Mr. Ashour (the “Ashour Employment Agreement”). Pursuant to the terms of the Ashour Employment Agreement, Mr. Ashour will serve as Bluehill ID’s Chief Executive Officer and President of its board of directors. The Ashour Employment Agreement is effective for a three-year term, commencing December 1, 2009, and may be renewed on terms acceptable to both parties for an additional three years. If Mr. Ashour is terminated without cause, Mr. Ashour is entitled to receive (i) the base monthly compensation until the earlier to expire of 24 months from the date of termination or the then current term of the agreement and (ii) bonus payments and benefits until the expiry of the current term. Under the Ashour Employment Agreement, Mr. Ashour is entitled to annual compensation (the “Fees”) in the amount of CHF 300,000 (approximately $290,827), payable in monthly installments. Mr. Ashour is also entitled to an annual bonus (the “Base Bonus”) of up to CHF 300,000 (approximately $290,827), based upon Bluehill ID’s financial performance and other criteria, payable 50% in cash and 50% in bearer shares in Bluehill ID, which stock will be valued at the time of issuance and subject to a 36-month lock-up period from the date of issuance. The exact amount of the Base Bonus is subject to determination by the compensation committee of Bluehill ID’s board of directors. Mr. Ashour is entitled to receive an additional bonus subject to achievement of certain financial goals and share price targets (the “Peak Bonus”) determined by the compensation committee of Bluehill ID’s board of directors, payable in 36-month options which vest 12 months after issuance, with such options granted under the Bluehill ID Option Plans. The number of shares subject to the option is equal to the total amount received by Mr. Ashour in Fees and Base Bonus, calculated in Euros, divided by the price per share at the time of issuance. The Ashour Employment Agreement provides that any and all consideration due in bearer shares in Bluehill ID will be discharged in shares of SCM common stock, and any and all consideration due in options of Bluehill ID will be discharged in securities of SCM, in each case subject to and following the closing of the business combination transaction. The foregoing description of the terms and conditions of the Ashour Employment Agreement does not describe all terms and conditions thereof, and is expressly qualified by reference to the specific text of the Ashour Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference. As an incoming director of SCM, Mr. Ashour is also entitled to receive an initial stock option grant for 10,000 shares of SCM common stock, based on the closing price of SCM’s shares on the date of his appointment to the board.
     Dr. Boersch was appointed as a Class III director and his term will expire at the annual meeting of SCM stockholders to be held in 2010. The SCM Board has not yet determined on what committees, if any, Dr. Boersch may serve. Dr. Boersch was appointed to the SCM Board pursuant to the terms of the Business Combination Agreement, which provided that two additional members of the board of directors of Bluehill ID would be appointed to the SCM board immediately following the effective time of the Business Combination. Other than the Business Combination Agreement, there is no arrangement or understanding between Dr. Boersch and any other persons pursuant to which he was selected as a director. Other than the Business Combination Agreement, there are no transactions, or proposed transactions, to which SCM is or was to be party and in which Dr. Boersch had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K. There are no related party transactions between SCM and Dr. Boersch reportable under Item 404(a) of Regulation S-K. There are no family relationships among Dr. Boersch and any other directors or officers of SCM.
     As an incoming director of SCM, Dr. Boersch is entitled to receive an initial stock option grant for 10,000 shares of SCM common stock, based on the closing price of SCM’s shares on the date of his appointment to the board.
     Mr. Wenzel was appointed as a Class I director and his term will expire at the annual meeting of SCM stockholders to be held in 2011. The SCM Board has not yet determined on what committees, if any, Mr. Wenzel may serve. Mr. Wenzel was appointed to the SCM Board pursuant to the terms of the Business Combination Agreement, which provided that Bluehill ID might appoint two directors to the SCM Board immediately following the effective time of the Business Combination. Other than the Business Combination Agreement, there is no arrangement or understanding between Mr. Wenzel and any other persons pursuant to which he was selected as a director. Other than the Business Combination Agreement, there are no transactions, or proposed transactions, to which SCM is or was to be party and in which Mr. Wenzel had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K. There are no related party transactions between SCM and Mr. Wenzel reportable under

Item 404(a) of Regulation S-K. There are no family relationships among Mr. Wenzel and any other directors or officers of SCM.
     As an incoming director of SCM, Mr. Wenzel is entitled to an initial stock option grant for 10,000 shares of SCM common stock, based on the closing price of SCM’s shares on the date of his appointment to the board.
Item 8.01 Other Events
     In accordance with the terms of the Business Combination Agreement and following the completion of the Business Combination, a new corporate identity has been developed for the combined company that is designed to reflect its core activities in security and identification technology. Beginning January 4, 2010, SCM will start doing business under the name “Identive Group.” In connection with the new corporate identity, SCM also plans to file to change its ticker symbol on the NASDAQ Stock Exchange to “INVE” and on the regulated market (Prime Standard) of the Frankfurt Stock Exchange to “INV.” It is currently expected that the change in ticker symbols will occur on January 15, 2010. Identive Group intends to seek stockholder approval in the future to amend its certificate of incorporation to officially change its name to “Identive Group,” and in the interim will continue to file its annual, quarterly and current reports under SCM Microsystems, Inc. Additionally, Bluehill ID, as a majority-owned subsidiary, will change its name to “Identive Group AG” and will seek regulatory approval for such change, but is expected to continue to trade at the open market of the Frankfurt Stock Exchange under the symbol BUQ. The individual operating businesses of Identive Group will continue to use their existing brands, which include SCM Microsystems, Hirsch, Multicard, Tagstar, Arygon, Syscan and ACiG Technology.
Item 9.01 Financial Statements and Exhibits
     (b)-(c)
     The registrant intends to file the Bluehill ID financial statements required under this Item, as well as any required pro forma financial information, by amendment to this Form 8-K within 71 calendar days of the date that this report is required to be filed.
     (d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated December 1, 2009, by and between Bluehill ID Services AG and Ayman S. Ashour

99.1	Press Release issued on January 4, 2010 announcing closing of transaction

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.
January 4, 2010	By:	/s/ Martin Wimmer
Martin Wimmer
Vice President, Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated December 1, 2009, by and between Bluehill ID Services AG and Ayman S. Ashour

99.1	Press release issued by SCM on January 4, 2010 announcing closing of transaction